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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
AVEMCO Corporation:

We consent to incorporation by reference in the registration statement No. 33-41930 and registration statement No. 33-22520 on Forms S-8 of AVEMCO Corporation of our reports dated January 26, 1996, relating to the consolidated balance sheets of AVEMCO Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports appear or are incorporated by reference in the December 31, 1995, annual report on Form 10-K of AVEMCO Corporation. Our reports refer to a change in the method of accounting for investments in fixed maturities and a change in the method of accounting for income taxes.



                                     /s/KPMG Peat Marwick LLP


Washington, D.C.
March 22, 1996

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